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                                                                   Exhibit 99.1

                         UNITED STATES BANKRUPTCY COURT
                            DISTRICT OF CONNECTICUT
                               HARTFORD DIVISION

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IN RE:
                                                           CHAPTER 11
ONE IP VOICE, INC., f/k/a FARMSTEAD
TELEPHONE GROUP, INC.,                                     CASE NO. 06-21242
OIPV CORP. f/k/a ONE IP VOICE, INC.,                       CASE NO. 06-21243

         Debtors                                           Jointly Administered

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                            ORDER APPROVING BIDDING
                    PROCEDURES AND AUTHORIZING BREAK UP FEE
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      Upon consideration of the Motion for Order Approving Bidding Procedures
and Authorizing Break Up Fee ("Motion") filed by One IP Voice, Inc. f/k/a Farmstead Telephone Group, Inc., debtor and debtor-in-possession ("Debtor"), by and through its attorneys, Reid and Riege, P.C., after due notice and a hearing, and it appearing to the Court that just cause exists to grant the Motion, it is hereby:

      ORDERED, that the Motion is granted; and it is further

      ORDERED, that the sale of the Acquired Assets, as such term is defined in the Motion, shall proceed in accordance with the bidding procedures set forth in the Notice of Court Approved Bidding Procedures attached hereto as EXHIBIT A ("Notice"); and it is further

      ORDERED, that the form and content of the Notice is sufficient for notifying parties entitled to service of the bidding procedures approved herein; and it is further
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      ORDERED, that, in the event, FTG, Inc. ("Buyer") is not the successful bidder, the Debtor is authorized to pay a break up fee in the total amount of up to $25,000.00 ("Break Up Fee") to the Buyer, which Break Up Fee is subject to the Buyer providing documentation to the Office of the U.S. Trustee in support of the Buyer's out-of-pocket expenses, which documentation may be objected to by the Office of the U.S. Trustee, only upon the following terms and conditions:

      (a) The Debtor shall have accepted and the Bankruptcy Court shall have approved a competing transaction for the sale of the Acquired Assets to a person or entity other than the Buyer ("Competing Transaction");

      (b) The purchase price payable under the Competing Transaction for the Acquired Assets shall have been at least equal to the Buyer's offer plus $30,000.00;

      (c)   The Competing Transaction is consummated; and

      (d) The Break Up Fee shall be paid as liquidated damages and not as a penalty and shall represent compensation for the expense and time incurred by the Buyer in pursuing the sale and purchase of the Acquired Assets;

And it is further

      ORDERED, that the Debtor shall serve the Notice and notice of the hearing on the Motion for Order Authorizing Sale of Assets Out of the Ordinary Course of Business ("Sale Motion") and the Motion for Order Authorizing Sale of Assets Free and Clear of Liens, Claims, Charges and Encumbrances ("Lien Motion") on the Office of the United States Trustee, the Buyer, counsel for Laurus Master Funds, Ltd., all secured creditors, counsel to the Joint Committee of Unsecured Creditors, all unsecured creditors, all entities known to have expressed an interest in a transaction with respect to the Acquired Assets during the post-petition period, all federal, state, and local regulatory or taxing authorities which have a known interest in the relief requested by the Sale Motion, and all other entities that have filed requests for notices pursuant to Bankruptcy Rule 2002; and it is further

      ORDERED, that the Debtor shall place the Notice on at least one (1) internet site related to the Debtor's business.

      Dated at Hartford, Connecticut this 8th day of February, 2007.

                                       /s/ Robert L. Krechevsky
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                                       Robert L. Krechevsky
                                       United States Bankruptcy Judge
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                                   EXHIBIT A

                  NOTICE OF COURT APPROVED BIDDING PROCEDURES
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      (a) The sale will be open and public and all prospective bidders, including the Buyer, will have an opportunity to bid in accordance with these procedures.

      (b) The Acquired Assets shall be sold as a single, indivisible group of assets and the sale shall be "As Is, Where Is, and With All Faults."

      (c) The bidder, including the Buyer, must demonstrate that is (A) financially able to consummate the transaction contemplated by its bid, (B) able to provide adequate assurance of future performance with respect to any contractual obligations included in the Acquired Assets, and (C) able to consummate the transaction on the date and on the terms contemplated by the Buyer's offer. The agreement between the Buyer and Laurus Master Funds, Ltd. ("Laurus") relating to the Buyer's assumption of Laurus's indebtedness in the amount of $2,200,000.00 shall be deemed to be conclusive as to Buyer with regard to this provision.

      (d) No initial, competing bid will qualify and be considered by the Debtor unless it equals or exceeds the Buyer's offer by $30,000.00.

      (e) All additional, competing bids must be in increments of $10,000.00.

      (f) The successful bidder shall pay a deposit of $25,000.00, by wire transfer or certified check, to the Debtor immediately following the conclusion of the hearing on the Sale Motion (which deposit shall be applied as a credit to the purchase price at closing). The Buyer's deposit of $25,000.00 shall be fully refunded at the time of closing if it is the successful bidder.

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      (g) The successful bidder must execute, immediately following the conclusion of the hearing on the Sale Motion, an asset purchase agreement substantially similar to the asset purchase agreement to be entered into by the Debtor and the Buyer.

      (h) All bidders shall appear in person, or through a duly authorized representative, at the hearing on the Sale Motion.

      (i) All bidders are deemed to have submitted to the exclusive jurisdiction of the Bankruptcy Court with respect to all matters related to the Sale Motion and the terms and conditions of the transfer of the Acquired Assets. No bidding party, except the Buyer, will be granted any expense reimbursement, break-up fees, topping fees or any such type of fee or other bid protection in connection with the Sale Motion.

      (j) The Acquired Assets will be sold to the qualified bidder submitting the highest and/or best bid.

      (k) The closing must take place and be consummated on or before February 23, 2007.

      (l) If any successful bidder fails to close a sale contemplated herein, subject to the conditions to the obligations of the Buyer contained in the Agreement, it will forfeit its deposit to the Debtor as liquidated damages and the Acquired Assets will be sold to the qualified bidder submitting the next highest and/or best bid which is able to close, without further order of the Bankruptcy Court.

      (m) The Debtor will provide access to its books and records and facilities to interested persons for the purpose of conducting due diligence, provided that such persons (A)

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execute a written confidentiality agreement acceptable to the Debtor, and (B)
provide evidence acceptable to the Debtor that such person has the present financial ability to make a bid at least equal to the relevant bid amount.

      (n) Additional terms and conditions modifying the terms set forth herein, as approved by the Bankruptcy Court to the extent necessary, may be imposed and announced at the hearing on the Sale Motion.

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